Exhibit 10.15

PROMISSORY NOTE

$6,000,000.00 U.S.	Effective as of May 24, 2018

1. Promise to Pay. George Hackney, Inc., d/b/a Trulieve (hereinafter collectively referred to as the “Borrower”), for value received, promises to pay to the order of Traunch Four, LLC (“Lender”), as the holder of this Promissory Note (“Note”) designate in writing to Borrower, the principal amount of SIX MILLION DOLLARS ($6,000,000.00).

2. Interest Rate. Borrower shall pay interest on the outstanding principal amount of this Note at a rate equal to TWELVE PERCENT PER ANNUM (12%). Interest on the Loan will be calculated daily on the basis of the actual number of days elapsed over a 365-day year and shall be payable in arrears. “Interest Period” means, initially, the period commencing on (and including) the closing date and ending on (but excluding) the first monthly payment date, and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the first day of each month thereafter.

3. Maturity Date. The Maturity date of this Note is (“Maturity Date”), twenty four (24) months after the Effective Date.

4. Disbursement of Loan Proceeds to Account. The proceeds of the loan evidenced by this Note shall be disbursed by Lender to Borrower.

5. Payments. Commencing thirty days after the initial funding, and continuing by the eleventh day of each and every month thereafter, through and including the Maturity Date, Borrower shall make a monthly payment of interest to Lender on principal amount. As of May 24, 2018, and continuing until May 24, 2020, Borrower shall make a monthly payment of interest only to Lender. A final payment of all outstanding principal, any unpaid accrued interest, shall be due and payable in full on the Maturity Date.

6. Application and Currency of Payments. Payments will be applied first to accrued interest and then to principal, and all interest on this Note will be computed on the basis of the actual number of days elapsed over a 365-day year. Payments of interest and principal must be made United States currency. Payments received after 5:00 p.m. EST will be treated as being received on the next banking day.

7. Prepayment. Borrower may prepay all or any portion of this Note at any time and from time to time without prior written notice to Lender or Lender’s written consent.

8. Default and Remedies. The occurrence of any of the following events constitutes a “Default” of this Note:

(i) The non-payment when due of any interest or principal under this Note

Upon the occurrence of a Default and following any curative period herein, and at any time thereafter, Lender, at its option and as often as it desires, may declare all liabilities, obligations, and indebtedness due Lender, including this Note, to be immediately due and payable without demand, notice, or presentment, or any other remedy available to it at law or in equity.

9. Waiver and Consents. Borrower and every other person liable at any time for payment of this Note waives presentment, protest, notice of protest, and notice of dishonor. Borrower agrees that its obligations under this Note are independent of the obligation of any other Borrower, guarantor or other person or entity that now or later is obligated to pay this Note. Borrower also agrees that Lender may release any security for or any other obligor of this Note or waive, extend, alter, amend, or modify this Note or otherwise take any action that varies the risk of Borrower without releasing or discharging Borrower from Borrower’s obligation to repay this Note.

10. Venue. Borrower and Lender further agrees that venue for each action, suit, or other legal proceeding arising under or relating to this Note or any agreement securing or related to this Note shall be the Court of competent jurisdiction located in Pinellas County, Florida, or the Federal District Court for the Middle District of Florida, and Borrower hereby waives any right to sue or be sued in any other county in Florida or any other state.

11. Savings Clause. Nothing herein, nor any transaction related hereto, shall be construed or so operated as to require Borrower to pay interest at a greater rate than shall be lawful. Should any interest or other charges paid by Borrower in connection with the loan evidenced by this Note result in the computation or earning of interest in excess of the maximum contract rate of interest which is legally permitted under applicable Florida law or Federal preemption statutes, if Lender shall elect a benefit thereof, then any and all such excess shall be, and the same is, hereby waived by Lender, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note and any portion which exceeds the balance due under this Note shall be paid by Lender to Borrower.

12. Waiver of Jury Trial. BY THE EXECUTION HEREOF, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREES THAT NEITHER BORROWER NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF BORROWER SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS NOTE, OR ANY OTHER LOAN DOCUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO.

NEITHER BORROWER NOR LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT OR CAN NOT BE WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTION. NEITHER BORROWER NOR LENDER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS TRANSACTION.

13. Modification. This Note may not be modified or terminated orally, but only by agreement or discharge in writing and signed by Lender. Any forbearance of Lender in exercising any right or remedy hereunder shall not be a waiver of or preclude the exercise of any right or remedy. Acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for the failure to make prompt payment in the future.

14. Successors and Assigns. Whenever Lender is referred to in this Note, such reference shall be deemed to include the successors and assigns of Lender, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions, and all agreements by or on behalf of Borrower and any endorsers, guarantors, and sureties hereof which are contained herein shall inure to the benefit of the successors and assigns of Lender.

15. Corrective Documentation. For and in consideration of the funding or renewal of the indebtedness evidenced hereby, Borrower and Lender further agree to cooperate and to re-execute any and all documentation relating to the loan evidenced by this Note which is deemed necessary or desirable in order to correct or adjust any clerical errors or omissions contained in any document executed in connection with the loan evidenced by this Note.

16. Miscellaneous. The headings preceding the text of the sections of this Note have been inserted solely for convenience of reference and do not limit or affect the meaning, interpretation, or effect of this Note or the sections. The validity, construction, interpretation, and enforceability of this Note are governed by the laws of the State of Florida. The undersigned representative of Borrower hereby represents and warrants he has authority to execute this Note and legally bind the Borrower.

Signature Pages To Follow

IN WITNESS WHEREOF, the undersigned Borrowers, have caused this Note to be executed and delivered as of the date first above written.

BORROWERS:

BY:	George Hackney, Inc.

BY:	/s/ Ben Atkins
Ben Atkins, CFO

IN WITNESS WHEREOF, the undersigned individual Lender, have caused this Note to be executed and delivered as of the date first above written.

LENDER:

BY:	Traunch Four, LLC

BY:	/s/ Kim Rivers
Kim Rivers, Manager

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated as of December 31, 2019 by and between Trulieve, Inc., formerly known as George Hackney, Inc. (“Borrower”) and Traunch Four, LLC (“Lender”).

WHEREAS, Lender and Borrower are parties to that certain Promissory Note May 24, 2018 (the “Promissory Note”); and

WHEREAS, Lender and Borrower wish to amend the Promissory Note in order to extend the Maturity Date by twelve months.

NOW THEREFORE, for good and valuable consideration the sufficiency of which is herein acknowledged, Lender and Borrower hereby agree to amend the Promissory Note pursuant to this Amendment on the terms and conditions as further described herein. Capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Promissory Note.

1.	Maturity Date. Section 3 of the Promissory Note is hereby amended and replaced by the following:

“3. Maturity Date. The maturity date of this Note (“Maturity Date”) is 36 months after the Effective Date.”

2. Payments. Section 5 of the Promissory Note is hereby amended and replaced by the following:

“5. Payments. Commencing thirty days after the initial funding, and continuing by the eleventh day of each and every month thereafter, through and including the Maturity Date, Borrower shall make a monthly payment of interest to Lender on principal amount. As of May 24, 2018, and continuing until May 24, 2021, Borrower shall make a monthly payment of interest only to Lender. A final payment of all outstanding principal, any unpaid accrued interest, shall be due and payable in full on the Maturity Date.”

3.

No Other Amendments. In all other respects, the terms and provisions of the Promissory Note are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this Amendment.

4.

Conflicts. Any inconsistencies or conflicts between the terms and provisions of the Promissory . Note and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.

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5.

Execution. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. Each party represents and warrants for itself that all requisite organizational action has been taken in connection with this Amendment, and the individual or individuals signing this Amendment on behalf of the respective parties represent and warrant that they have been duly authorized to bind such party by their signature(s).

6.

Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Additionally, telecopied or pdf signatures may be used in place of original signatures on this Amendment. Lender and Borrower intend to be bound by the signatures on the telecopied or pdf document, are aware that the other party will rely on the telecopied or pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

7.	Modifications. This Amendment shall not be modified except in writing signed by both parties hereto.

8.

Construction. The parties acknowledge and agree that this Amendment was negotiated by all parties, that this Amendment shall be interpreted as if it was drafted jointly by all of the parties, and that neither this Amendment, nor any provision within it, shall be construed against any party or its attorney because it was drafted in whole or in part by any party or its attorney.

9.	Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.

LENDER:

TRAUNCH FOUR, LLC

By:	/s/ Kim Rivers
Name:	Kim Rivers
Title:	Manager

BORROWER:

TRULIEVE, INC.,

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Secretary

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